As filed with the Securities and Exchange Commission on July 22, 2005.

Registration No. 000-51372

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SECOND AMENDMENT
TO FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) ofthe
Securities Exchange Act of 1934

Omega Flex, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1948942
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)
451 Creamery Way Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 524-7272

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	NASDAQ National Market *

*	Application pending

Omega Flex, Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference into the Registration Statement on Form 10

Item No.	Caption	Location in Information Statement
1	Business	"Summary"; "Industry Overview"; "Description of Our
Business"; and "Management's Discussion and Analysis of
Financial Condition and Results of Operations."
2	Financial Information	"Summary Financial Information"; "Unaudited Pro Forma
Financial Statements"; and "Management's Discussion and
Analysis of Financial Condition and Results of Operations."
3	Properties	"Description of Our Business - Property."
4	Securities Ownership of Certain	"Security Ownership of Management."
Beneficial Owners and Management
5	Directors and Officers	"Our Management."
6	Executive Compensation	"Our Management - Executive Compensation."
7	Certain Relationships and Related	"Summary"; "Description of the Distribution - Our
	Transactions	Relationship with Mestek after the Distribution"; "Risk
Factors - Risks Relating to Ownership of Our Common Stock";
"Our Management"; and "Relationships Between our Company and
Mestek, Inc."
8	Legal Proceedings	"Description of Omega Flex Business - Legal Proceedings."
9	Market Price of and Dividends on the	"Summary"; "Description of the Distribution"; "Dividend
	Registrant's Common Equity and Related	Policy"; "Distribution - Our Relationship with Mestek after
	Stockholder Matters	the Distribution"; and "Description of Capital Stock"
10	Recent Sales of Unregistered	"Description of Capital Stock"
Securities
11	Description of Registrant's Securities	"Description of Capital Stock"
to be Registered
12	Indemnification of Directors and Officers	"Indemnification of Directors and Officers."
13	Financial Statements and Supplementary	"Summary Financial Information"; "Unaudited Pro Forma
	Data	Financial Statements"; and "Management's Discussion and
Analysis of Financial Condition and Results of Operations."
14	Changes In and Disagreements with
	Accountants on Accounting and	None.
Financial Matters
15	Financial Statements and Exhibits
(a)	Financial Statements and Financial Statement Schedules

The following financial statements are included in the Information Statement and filed as a part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Financial Statements of Omega Flex, Inc.; and

(2)	Consolidated Financial Statements of Omega Flex, Inc.

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
3.1	Form of Amended and Restated Articles of Incorporation of Omega Flex, Inc. *
3.2	Form of Amended and Restated Bylaws of Omega Flex, Inc. *
10.1	Form of Indemnification and Insurance Matters Agreement between Mestek, Inc. and the Registrant *
10.2	Form of Indemnification Agreement between the Registrant and various of its directors and officers *
10.3	Schedule of directors and officers with Indemnification Agreement *
10.4	Form of Tax Allocation Agreement between Mestek, Inc. and the Registrant *
10.5	Employment Agreement with Kevin R. Hoben, dated as of April 15, 1996 *
10.6	Employment Agreement with Mark F. Albino, dated as of April 22, 1996 *
10.7	Form of Separation and Distribution Agreement *
10.8	Form of Transitional Services Agreement **
10.9	Shareholder Agreement dated July 1, 1996 **
10.10	Promissory Note between Mestek as Borrower and Omega Flex as Lender **
14.1	Code of Business Ethics *
21.1	List of Subsidiaries *
23.1	Consent of Vitale, Caturano & Company, Ltd. *
99.1	Information Statement
99.2	Corporate Governance Guidelines *

*	Previously filed on June 22, 2005.

**	Previously filed on July 18, 2005.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 22, 2005	OMEGA FLEX, INC. BY: /S/ Kevin R. Hoben —————————————— Kevin R. Hoben President